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                                                                     Exhibit 4.2
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THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT
(COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS ("BLUE SKY LAWS"). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE CORPORATION HAS BEEN FURNISHED BOTH WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND WITH ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.
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                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                        EL CAPITAN PRECIOUS METALS, INC.

Warrant No.:  ______                                     Date:  November 5, 2004

         THIS CERTIFIES THAT, for value received, or its successors or assigns (collectively, the "Holder") is entitled to purchase from El Capitan Precious Metals, Inc. (the "Corporation"), (_________) fully paid and nonassessable shares (the "Shares") of the Corporation's common stock (the "Common Stock"), at an exercise price of Seventy-Five Cents ($0.75) per Share (the "Exercise Price"), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time from and after the date hereof until the date three years from the date hereof, at which time all of Holder's rights hereunder shall expire.

         This Warrant is subject to the following provisions, terms and conditions:

      1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to any fractional shares of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Corporation's principal office, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the Corporation's books at any time within the period above indicated), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares (or exercise pursuant to Section 2 below). The Corporation agrees that the Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment for such Shares shall have been made as aforesaid. Certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 30 days, after the rights represented by this Warrant shall have been so exercised and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Corporation may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

      2. Cashless Exercise. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not to as any fractional share of Common Stock) by the surrender of this Warrant (properly endorsed, if required, at the Corporation's principal office, or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the Corporation's books at any time within the period above named), together with a notice of cashless exercise. Upon surrender of this Warrant and receipt of a notice of cashless exercise, the Holder shall be entitled to receive (without payment by the Holder of any exercise price) that number of Shares equal to the number of Shares subject to such notice of cashless exercise multiplied by a fraction, the numerator of which shall be the difference between (i) the Fair Market Value of one share of Common Stock and (ii) the Exercise Price, and the denominator of which shall be the Fair Market Value of one share of Common Stock. For purposes of this Warrant, "Fair Market Value" of the Common Stock shall mean the average of the Common Stock closing prices reported by the principal exchange or market, as the case may be, for the ten business days immediately preceding the date of the notice of cashless exercise or, in the event no public market shall exist for the Common Stock at the time of such cashless exercise, Fair Market Value shall mean the fair market value of the Common Stock as the same shall be determined in the good faith discretion of the Corporation's board of directors, after full consideration of all factors then deemed relevant by such board in establishing such value, including by way of illustration and not limitation, the per-share purchase price of Common Stock or per-security convertible into one share of Common Stock of the most recent sale of shares of Common Stock or securities convertible into Common Stock by the Corporation after the date hereof, all as evidenced by the vote of a majority of the directors then in office.

      3. Transferability. This Warrant is issued upon the following terms, to which Holder consents and agrees:

            (a) Until this Warrant is transferred on the books of the Corporation, the Corporation will treat the Holder of this Warrant, registered as such on the books of the Corporation, as the absolute owner hereof for all purposes without effect given to any notice to the contrary.

            (b) This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

            (c) The Warrant may not be transferred, and the Shares issuable upon exercise of this Warrant, may not be transferred without the Holder obtaining an opinion of counsel, which opinion and counsel are satisfactory to the Corporation, stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable Blue Sky Laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions imposed on such transfer by any such opinion of counsel.

            (d) Neither the issuance of this Warrant nor the issuance of the Shares issuable upon exercise of this Warrant have been registered under the Securities Act.

      4. Certain Covenants of the Corporation. The Corporation covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property; and, without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such actions as may be required to ensure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price per Share issuable pursuant to this Warrant. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and available, free of preemptive or other rights, for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the full exercise of the rights represented by this Warrant.

      5. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

            (a) Stock Dividend, Stock Split or Stock Combination. If (i) any dividends on any class of the Corporation's capital stock payable in Common Stock or securities convertible into or exercisable for Common Stock (collectively, "Common Stock Equivalents") shall be paid by the Corporation,
(ii) the Corporation shall divide its then-outstanding shares of Common Stock into a greater number of shares, or (iii) the Corporation shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) equal to the quotient of
(x) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the Exercise Price in effect immediately prior to such event, divided by (y) the total number of shares of Common Stock outstanding immediately after such event. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per Share; but any such adjustment not required then to be made shall be carried forward and shall be made at the time and together with the any subsequent adjustment(s) which, together with any adjustment(s) so carried forward, shall amount to not less than $.05 per Share.

            (b) Number of Shares Issuable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Exercise Price, the number of Shares, calculated to the nearest full Share, equal to the quotient of (i) the product of (A) the number of Shares issuable under this Warrant (as then adjusted pursuant hereto prior to the current adjustment), multiplied by (B) the Exercise Price in effect prior to such adjustment, divided by (ii) the adjusted Exercise Price.

            (c) Notice of Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares of Common Stock issuable upon the exercise of the Warrant, then, and in each such case, the Corporation shall within 30 days thereafter give written notice thereof, by first-class mail, postage prepaid, addressed to each Holder as shown on the books of the Corporation. Any such notice shall state the adjusted Exercise Price and adjusted number of Shares issuable upon the exercise of the Warrant, and shall set forth in reasonable detail the methods of calculation of such adjustments and the facts upon which such calculations were based.

            (d) Effect of Reorganization, Reclassification or Merger. If at any time while this Warrant is outstanding there should be (i) any reorganization of the Corporation's capital stock (other than splits or combinations of Common Stock contemplated by and provided for in Section 5(a)), (ii) any consolidation or merger of the Corporation with another corporation, limited liability Corporation, partnership or other business entity, or any sale, conveyance, lease or other transfer by the Corporation of all or substantially all of its property to any other corporation, limited liability Corporation, partnership or other business entity, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of the Corporation's capital stock payable in capital stock of a different class, other securities of the Corporation, or other Corporation property (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Corporation or of the successor entity resulting from a consolidation or merger, or of the entity to which the property of the Corporation has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Corporation's board of directors) shall be made in the application of the provisions of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger.

      6. Right to Call and Redeem. The Corporation shall have the right, at any time upon 30 days prior written notice, to call and redeem all or any portion of this Warrant (in any such case, the "Call Right") provided that (a) the closing sale price of the Corporation's Common Stock on the Over-the-Counter Bulletin Board (or other market, exchange or listing service) remains at or above $1.25 per share of Common Stock for a period of ten consecutive trading days, and (b) the resale of the Shares issuable upon exercise of this Warrant are covered by a then-effective registration statement filed with the SEC. The Corporation shall exercise the Call Right by delivering written notice to the Holder, indicating the Corporation's exercise of the Call Right described herein. Upon any exercise of the Call Right, the purchase price for such redemption shall equal one-tenth of One Cent ($0.001) per Share issuable hereunder and redeemed pursuant to the Call Right.

      7. No Rights as Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation.

      8. Loss or Mutilation. Upon receipt by the Corporation from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to the Corporation, and in case of mutilation upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; provided, however, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Corporation for cancellation.

      9. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its conflicts-of-law provisions.

      10. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Corporation agrees in writing and has obtained the written consent of the Holder.

      11. Successors and Assigns. All the terms and conditions of this Warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Corporation and Holder.

      12. Headings and References. The headings of this Warrant are for convenience only and shall not affect the interpretation of this Warrant. Unless the context indicates otherwise, all references herein to Sections are references to Sections of this Warrant.

      13. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing. Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Corporation's records. Notices sent to the Corporation shall be mailed, hand delivered or faxed and confirmed to El Capitan Precious Metals, Inc., c/o Charles C. Mottley, 10876 E. Tierra Drive, Scottsdale, Arizona 85259 , or to such other address as the Corporation or the Holder shall notify the other as provided in this Section.

      14. Counterparts. This warrant may be executed by the Corporation and attested to in counterparts.


                             Signature Page Follows

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officer on the date first set forth above.

                                               EL CAPITAN PRECIOUS METALS, INC.:


                                               By:
                                                   -----------------------------
                                                   CHARLES C. MOTTLEY
                                                   President

ATTEST:


By:
    -------------------------------------------------
     THOMAS B. OLSON, Treasurer


                        Signature Page - Warrant No. ____

                                SUBSCRIPTION FORM

                  (To be signed only upon exercise of Warrant)

      THE UNDERSIGNED, the holder of the Warrant referenced below, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______________________________ shares of common stock of El Capitan Precious Metals, Inc. (the "Shares") to which such Warrant relates, herewith makes payment of $_____________________ therefor in cash, certified check, bank draft or pursuant to the cashless-exercise provision of Section 2 of the Warrant, and hereby requests that a certificate evidencing the Shares be delivered to _______________________________________, the address of whom is set forth below the signature of the undersigned:



Dated:
        --------------------------------     -----------------------------------
                                             (Signature)

                                             -----------------------------------
                                             (Printed Name)

                                             -----------------------------------
                                             (Address)

                                             -----------------------------------
                                             (Address)

Warrant No. _____, dated November 5, 2004 (the "Warrant")

                                 ASSIGNMENT FORM

             (To be signed only upon authorized transfer of Warrant)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers and conveys unto _________________________________ the right to purchase shares of common stock of El Capitan Precious Metals, Inc. (the "Corporation") to which the Warrant referenced below relates, and hereby appoints _________________________________ as his, her or its attorney to transfer said right on the books of the Corporation with full power of substitution in the premises.


Dated:
        --------------------------------     -----------------------------------
                                             (Signature)

                                             -----------------------------------
                                             (Printed Name)

                                             -----------------------------------
                                             (Address)

                                             -----------------------------------
                                             (Address)

Warrant No. _____, dated November 5, 2004 (the "Warrant")